Horne International, Inc. Reports Financial Results for First Quarter of 2007

Fairfax, VA -— May 8, 2007 -— Horne International, Inc. (OTCBB: HNIN.OB) today announced financial results for the first quarter of 2007. The company reported gross revenues of $3 million and a net loss from continuing operations of $2 million. The reported gross revenues are consistent with the outlook provided last month. The company also reported that its cash position of $4.4 million remained consistent with the cash balance reported at year-end.

Gross margins for the quarter were lower than anticipated due to continued losses on long-term contracts signed in 2003 and 2004 with the U.S. Air Force. During the first quarter, the company absorbed $105,000 of losses under its contract to produce AMRAAM missile containers. The company is aggressively pursuing an amendment to this contract to eliminate losses of this nature in the future.

“Last fall, the company made significant changes and investment in the company’s operations” said Darryl K. Horne, Chairman and Chief Executive Office of Horne International. “While the first quarter reflects the costs of those changes, the second quarter should start reflecting the anticipated benefits. “Our aggressive, new business development team is starting to have a positive impact on our business pipeline, and I expect to see stronger financial results for the second quarter of 2007. Our material procurement work alone will add almost $7 million to second-quarter revenues. Furthermore, we’ve already signed new contracts to support the Federal Aviation Administration, the U.S. Department of Defense, and the Department of Homeland Security — all of which should contribute to our 2007 revenue stream.”

In addition to strengthening its management team and business development strategy, the company undertook initiatives during the first quarter to reduce its underutilized assets. The company closed four locations and reduced staffing by nearly 30 individuals during the quarter. “The expected annual savings from these reductions is approximately $2.5 million. We expect to see these cost savings reflected as reduced operating costs in future quarters,” explained Michael M. Megless, Horne International’s Chief Financial Officer.

Horne International filed its 10-Q financial statement for the first quarter of 2007 with the Securities and Exchange Commission today. It is available on the company’s Web site, www.horne.com.

About Horne International, Inc.

Horne International (OTCBB: HNIN) is a government services company focused on defense & homeland security, environment & energy, and transportation markets. The company’s business offerings include engineering program management for large scale government programs; environmental science, safety & health; technology; acquisition services; business process engineering; manufacturing for aircraft and munitions support; and support services for shipping and U.S. waterways. Horne International currently operates under three subsidiaries: Horne Engineering Services, LLC; Spectrum Sciences & Software, Inc.; and Coast Engine and Equipment Company. More information can be found at www.horne.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Media Contact: Paul Cooksey, 703-641-1100, pcooksey@horne.com

Source: Horne International, Inc.